UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS: ELECTION OF DIRECTORS: APPOINTMENT OF CERTAIN OFFICERS: COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)       On February 11, 2026, Kathleen M. Widmer notified the Board of Directors (the “Board”) of Texas Roadhouse, Inc., a Delaware corporation (the “Company”), of her decision to retire from the Board, effective immediately, in order to focus on the launch of her new business venture. Ms. Widmer’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Kathy for her nearly 13 years of service on the Board and the tremendous value that she has brought to the Company during her tenure.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: February 13, 2026	By:	/s/ Gerald L. Morgan
Gerald L. Morgan
Chief Executive Officer and Executive Vice Chairman

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